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Exhibit 10.1(b)

                      AMENDMENTS TO 1992 STOCK OPTION PLAN
                          REGARDING CHANGES OF CONTROL


ADD THE FOLLOWING NEW SUBPARAGRAPH (E) TO PARAGRAPH 6:

         (e) If within 12 months of a Change of Control (as defined below), an Optionee's employment or other relationship with the Company or a subsidiary corporation is terminated (i) by the Company or a subsidiary corporation without cause, or (ii) by the Optionee or the Company or a subsidiary corporation (A) as a result of being required by the Company or a subsidiary corporation to relocate to a different metropolitan area at least 60 miles away from the area in which he worked at the time of the Change of Control or (B) as a result of the Optionee's title or authority being materially diminished or base pay or bonus potential being reduced, then all Options then held by such Optionee shall become immediately exercisable. Upon any such termination of the Optionee's employment, all Options then held by the Optionee may be exercised (but not beyond the original option exercise period provided for in the Option) at any time within three months after such termination. This subparagraph (e) of Paragraph 6 shall apply to all Options granted under the Plan, including those Options granted prior to the inclusion of this subparagraph in the Plan. "Change of Control" shall mean the sale, exchange or transfer of Common Shares, whether in one transaction or a series of related transactions occurring within one year, which results in an accumulation of 50% or more of the outstanding Common Shares (on a fully diluted basis) in one holder or several affiliated holders (or any such transaction(s) occurring within six months that result in an accumulation of at least 35% of such Common Shares (on a fully diluted basis)) or an event involving the sale or merger of the Company which results in the holders of Common Shares immediately prior to the occurrence of such sale or merger holding less than a majority of the outstanding Common Shares immediately thereafter.


SUBSTITUTE THE FOLLOWING NEW SUBPARAGRAPH FOR SUBPARAGRAPH (D) OF PARAGRAPH 6:

         (d)     An Option may not be exercised pursuant to subparagraph (a),
(b) or (c) of this Paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or such other relationship, or death, and in any event may not be exercised after the expiration of ten (10) years from the date the Option was granted, or five
(5) years from the date the Option was granted if the Optionee was a Principal Shareholder at that date.